       As filed with the Securities and Exchange Commission on February 21, 2002
                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             ______________________

                             GENESIS MICROCHIP INC.
             (Exact name of registrant as specified in its charter)

                             ______________________

                  Delaware                               77-0584301
      (State or other jurisdiction of                 (I.R.S. Employer
       incorporation or organization)                Identification No.)

                             ______________________

              2150 Gold Street
             Alviso, California                            95002
  (Address of  Principal Executive Offices)              (Zip code)

                             ______________________

                             1987 Stock Option Plan
                         1997 Employee Stock Option Plan
                        1997 Employee Stock Purchase Plan
                       1997 Non-Employee Stock Option Plan
                       2000 Nonstatutory Stock Option Plan
                       2001 Nonstatutory Stock Option Plan
                Paradise Electronics, Inc. 1997 Stock Option Plan
             Sage, Inc. Second Amended and Restated 1997 Stock Plan
                            (Full title of the plans)

                             ______________________

                                  Amnon Fisher
                             Genesis Microchip Inc.
                                2150 Gold Street
                                Alviso, CA 95002
                     (Name and address of agent for service)

                             ______________________

                                 (408) 262-6599
          (Telephone number, including area code, of agent for service)

                             ______________________

                                    Copy to:
                                 Selim Day, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                       One Market, Spear Tower, Suite 3300
                             San Francisco, CA 94105
                                 (415) 947-2000

                             ______________________

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                   Title                                                Proposed          Proposed maximum
              of securities to                   Amount to be       maximum offering         aggregate           Amount of
               be registered                      registered        price per share        offering price    registration fee
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 approved
   for issuance under the 1987 Stock
   Option Plan ................................        6,046            $  3.92(1)          $     23,700        $     2.18
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 approved for
   issuance under the 1997 Employee Stock          1,365,683            $ 18.34(1)          $ 25,046,626        $ 2,304.29
   Option Plan ................................      579,668            $ 41.40(2)          $ 23,998,255        $ 2,207.84
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 approved for
   issuance under the 1997 Employee Stock
   Purchase Plan ..............................      105,516            $ 35.95(3)          $  3,793,300        $   348.98
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 approved for
   issuance under the 1997 Non-Employee               57,813            $ 23.61(1)          $  1,364,965        $   125.58
   Stock Option Plan ..........................      225,675            $ 41.40(2)          $  9,342,945        $   859.55
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 approved for
   issuance under the 2000 Nonstatutory              738,126            $ 22.44(1)          $ 16,563,547        $ 1,523.85
   Stock Option Plan ..........................      633,739            $ 41.40(2)          $ 26,236,795        $ 2,413.79
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 approved for
   issuance under the 2001 Nonstatutory              706,849            $ 18.19(1)          $ 12,857,583        $ 1,182.90
   Stock Option Plan ..........................       88,800            $ 41.40(2)          $  3,676,320        $   338.22
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 approved for
   issuance under the Paradise Electronics,
   Inc. 1997 Stock Option Plan ................       32,475            $  0.64(1)          $     20,784        $     1.91
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 approved for
   issuance under the Sage, Inc. Second
   Amended and Restated 1997 Stock Plan .......    1,406,993 (4)        $ 17.34(5)          $ 24,397,259        $ 2,244.55
-----------------------------------------------------------------------------------------------------------------------------
TOTALS:                                            5,947,383                 --             $147,322,079        $13,553.64
=============================================================================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on the weighted average exercise price of the outstanding options as of February 19, 2002.
(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on the average of the high and low price per share of the common stock as reported on the Nasdaq National Market on February 20, 2002.
(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on 85% of the average of the high and low price per share of the common stock as reported on the Nasdaq National Market on February 20, 2002.
(4) All options outstanding under the Sage, Inc. Second Amended and Restated 1997 Stock Plan (the "Sage Options") are exercisable for the Registrant's Common Stock. The Sage Options were assumed by the Registrant pursuant to the Registrant's acquisition of Sage, Inc., by way of merger, effective February 19, 2002. The exercise price per share is determined by dividing the exercise price for Sage Options by the conversion ratio of 0.571, which was used in the merger.
(5) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. Calculated based on the weighted average exercise price for Sage Options.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant hereby incorporates by reference the following documents into this Registration Statement:

     (a) Genesis Microchip Incorporated's Annual Report on Form 10-K for its fiscal year ended March 31, 2001, filed on June 29, 2001, the Form 10-K 405/A filed on July 30, 2001 and the Form 10-K/A filed on December 3, 2001;

     (b) Genesis Microchip Incorporated's Quarterly Report on Form 10-Q for its quarter ended June 30, 2001, filed on August 14, 2001;

     (c) Genesis Microchip Incorporated's current report on Form 8-K, filed on September 28, 2001;

     (d) Genesis Microchip Incorporated's Quarterly Report on Form 10-Q for its quarter ended September 30, 2001, filed on October 22, 2001 and the Form 10-Q/A filed on December 3, 2001;

     (e) The description of the Registrant's common stock contained in its registration statement on Form S-4, filed with the Securities and Exchange Commission on October 25, 2001 and any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description;

     (f) The Registrant's Registration Statement on Form 8-A filed pursuant to
         Section 12 of the Securities Exchange Act of 1934 on January 7, 2002;

     (g) Genesis Microchip Incorporated's Quarterly Report on Form 10-Q for its quarter ended December 31, 2001, filed on February 7, 2002; and

     (h) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to Rule 411(b) of the Securities Act of 1933, as amended, we hereby incorporate by reference Part II Item 20 of the Registrant's Registration Statement on Form S-4, including any amendments thereto (File No. 333-72202), filed with the Securities and Exchange Commission on October 25, 2001.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

Exhibit
Number
------
  4.1   1987 Stock Option Plan.
  4.2   1997 Employee Stock Option Plan.
  4.3   1997 Employee Stock Purchase Plan.
  4.4   1997 Non-Employee Stock Option Plan.
  4.5   2000 Nonstatutory Stock Option Plan.
  4.6   2001 Nonstatutory Stock Option Plan.
  4.7   Paradise Electronics, Inc. 1997 Employee Stock Option Plan.
  4.8   Sage, Inc. Second Amended and Restated 1997 Stock Plan.
  5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation regarding the validity of the securities being registered.
 23.1   Consent of KPMG LLP.
 23.2   Consent of counsel (contained in Exhibit 5.1).
 24.1   Power of Attorney (see page II-4 hereof).

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Alviso, California, on this 21st day of February, 2002.

                                            GENESIS MICROCHIP INC.

                                            By: /S/ Peter Mangan
                                                -----------------------------
                                                Peter Mangan
                                                Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amnon Fisher and Peter Mangan, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                               Title                         Date
------------------------------    -------------------------------------   -----------------

/S/ Alexander S. Lushtak          Chairman                                February 21, 2002
------------------------------
     Alexander S. Lushtak


/S/ Amnon Fisher                  President and Chief Executive Officer   February 21, 2002
------------------------------
         Amnon Fisher


/S/ Peter Mangan                  Chief Financial Officer and Chief       February 21, 2002
------------------------------
         Peter Mangan             Accounting Officer


/S/ James E. Donegan              Director                                February 21, 2002
------------------------------
       James E. Donegan


/S/ George A. Duguay              Director                                February 21, 2002
------------------------------
       George A. Duguay


/S/ Jeffrey Diamond               Director                                February 21, 2002
------------------------------
        Jeffrey Diamond


/S/ Chandrashekar M. Reddy        Director                                February 21, 2002
------------------------------
   Chandrashekar M. Reddy


/S/ N. Damodar Reddy              Director                                February 21, 2002
------------------------------
       N. Damodar Reddy

                                INDEX TO EXHIBITS

       Exhibit
       Number                             Exhibit Document
-------------------    --------------------------------------------------------
         4.1           1987 Stock Option Plan.
         4.2           1997 Employee Stock Option Plan.
         4.3           1997 Employee Stock Purchase Plan.
         4.4           1997 Non-Employee Stock Option Plan.
         4.5           2000 Nonstatutory Stock Option Plan.
         4.6           2001 Nonstatutory Stock Option Plan.
         4.7           Paradise Electronics, Inc. 1997 Employee Stock Option
                       Plan.
         4.8           Sage, Inc. Second Amended and Restated 1997 Stock Plan.
         5.1           Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                       Corporation, regarding the validity of the securities being registered.
        23.1           Consent of KPMG LLP.
        23.2           Consent of counsel (contained in Exhibit 5.1).
        24.1           Power of Attorney (see page II-4).